                                                                 EXHIBIT h(7)(i)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

                  AMENDED AND RESTATED SHAREHOLDER SERVICE PLAN

                                       FOR

                                ING MUTUAL FUNDS

                                 CLASS Q SHARES

                                            MAXIMUM
                                          SERVICE FEE
                                   (as a percentage of average     LAST CONTINUED/
              FUND                      daily net assets)         APPROVED BY BOARD     REAPPROVAL DATE
-------------------------------    ---------------------------    -----------------    -----------------
ING Emerging Countries Fund                   0.25%                   July 11, 2002    September 1, 2003

ING International SmallCap
Growth Fund                                   0.25%                   July 11, 2002    September 1, 2003

ING Worldwide Growth Fund                     0.25%                   July 11, 2002    September 1, 2003

ING Global Equity Dividend Fund               0.25%               February 25, 2003    September 1, 2004

ING Foreign Fund*                             0.25%                    May 29, 2003    September 1, 2004

*This Amended and Restated Schedule A to the Services and Distribution Plan will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.